EXHIBIT 4.16






TO:  BANK OF BERMUDA (ISLE OF MAN) LIMITED



The Borrower hereby agrees to accept the terms and conditions as set out in the Bank's letter to the Borrower dated the 9th March 2001 of which the foregoing is a true copy.

For and on behalf of Trade Media Holdings Limited (as Borrower)

/s/  Eddie Heng Teng Hua                     /s/  Tang Yang Ping
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Director                                     Secretary


Date:  March 13, 2001